SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2004
Date of Report
 (Date of earliest event reported)

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.
Mountain View, CA 94043
(Address of principal executive offices, with zip code)

(650) 314-3400
(Registrant's telephone number, including area code)

Item 8.01. Other Events and Required FD Disclosure.

On September 30, 2004, RITA Medical Systems, Inc., a Delaware corporation (“RITA”), announced that Mr. Joseph DeVivo, RITA’s President and CEO, made a presentation at the UBS conference in New York City. Mr. DeVivo’s slides are attached to this 8K filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: September 30, 2004        By: /s/ Donald Stewart
Donald Stewart, Chief Financial Officer and
Vice President Finance and Administration

RITA MEDICAL SYSTEMS, INC.
INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of RITA Medical Systems, Inc. dated September 30, 2004.